Exhibit 99.1

CORRECTING and REPLACING STR Holdings REPORTS Third Quarter 2009 Financial Results

ENFIELD, Conn. — November 16, 2009 — In the Reconciliation of Non-GAAP Measures, please note the addition of the Tax effect of the Non-GAAP adjustments erroneously omitted, thereby reducing Non-GAAP Net Income and Non-GAAP earnings per share for each period presented. This is also reflected in The Condensed Consolidated Income Statement under the Non-GAAP earnings per share as well as in the operating highlights.

The corrected release reads:

STR Holdings Reports Third Quarter 2009 Financial Results

STR Holdings, Inc. (NYSE: STRI) today announced its consolidated financial results for the quarter and nine months ended September 30, 2009.

Third Quarter 2009 consolidated financial and operating highlights include:

•                  Solar Net Sales rose 19% to $35.4 million, on a quarterly sequential basis

•                  Quality Assurance Net Sales increased 13% to $32.0 million from the 2008 third quarter

•                  Operating Cash Flow of $15.7 million significantly exceeded Net Income

During the third quarter of 2009, the Company’s Solar segment net sales declined by $12.8 million, or 27%, compared to the third quarter of 2008. Solar segment adjusted EBITDA for the third quarter of 2009 was $16.5 million, compared with $21.9 million a year ago.

During 2009, the Company’s Solar segment has been negatively impacted by an oversupply of inventory in the Solar module supply chain. However, on a sequential basis, third quarter 2009 Solar sales rose 19% to $35.4 million as a result of increased sales in the United States and Europe as overall solar industry conditions have shown improvement during the quarter in key end markets including California, Germany and Italy.

STR’s Quality Assurance segment net sales for the third quarter of 2009 rose $3.6 million, or 13%, from the same quarter last year due to increased testing volume in the United States and Asia. Quality Assurance adjusted EBITDA rose to $7.1 million, up from $5.6 million a year ago.

“This quarter’s financial results reflected double digit improvement in our sequential top-line performance as well as significant growth in our cash flow generation,” stated Chairman, President and Chief Executive Officer Dennis L. Jilot.  “And, while it came as no surprise that we saw a year over year decline in our Solar segment sales, we are now seeing signs that economic conditions are improving. At the same time, we recently began shipping from our new Malaysian plant, making us the only encapsulant provider with manufacturing and distribution capabilities in North America, Europe and Asia. As such, STR is well positioned to capitalize on the solar industry’s global expansion, including the emerging China market.”

Selling, general and administrative expense for the third quarter of 2009 declined by $2.3 million, or 19% compared to the corresponding third quarter of 2008. This reduction was primarily due to lower professional fees and lower annual incentive compensation expense.

On November 12, 2009, the Company closed its initial public offering (IPO) of 12.3 million shares of common stock at $10 per share. Prior to the closing of the IPO, the Company converted from a limited liability company to a corporation and all of the Company’s outstanding units were converted into 36.7 million shares of common stock and 1.3 million shares of restricted common stock. The impact of this issuance has been applied on a retrospective basis to determine earnings per share (EPS) for each of the periods presented.

Net income for the third quarter of 2009 was $7.9 million, or $0.21 on a diluted EPS basis, compared with $8.9 million, or $0.24 on a diluted EPS basis for the corresponding 2008 period. Diluted non-GAAP EPS for the third quarter of 2009 totaled $0.28. This compares with $0.30 on a diluted non-GAAP EPS basis, for the third quarter of 2008. (See discussion of Non-GAAP Financial Measures and the reconciliation table below for details).

During the third quarter of 2009, the Company generated $15.7 million of operating cash flow, up 19% from $13.2 million of the same quarter last year. Free Cash Flow, which is defined as operating cash flow less capital expenditures, increased 137%, or $7.4 million, from the third quarter of 2008. This increase in free cash flow was primarily due to lower spending on capacity expansion and improved working capital performance. (See discussion of Non-GAAP Financial Measures and the reconciliation table below for details).

STR’s Executive Vice President and Chief Financial Officer Barry A. Morris stated, “Even in recessionary times, STR continues to deliver strong cash flow to fund future growth and provide liquidity. We will continue to focus on maintaining effective cost controls and managing working capital in order to increase shareholder value as we have demonstrated this quarter.”

About STR

STR Holdings, Inc. is a diversified global leader providing high quality, superior performance solar encapsulants to the photovoltaic module industry. It is also one of the world’s top providers of quality assurance testing, audit, inspection and responsible sourcing services. STR works with over 6,000 manufacturers, importers, raw materials suppliers and retailers around the globe to ensure that they have the highest level of confidence in the quality and safety of their products and the social standards of the supply chain producing them. Further information about STR Holdings, Inc. can be obtained via the Company’s website at www.strholdings.com.

Forward Looking Statements

This press release contains forward-looking statements that are subject to inherent risks and uncertainties. These forward-looking statements present the Company’s current expectations and projections relating to its financial condition, results of operations, plans, objectives, future performance and business and are based on assumptions that the Company has made in light of its industry experience and perceptions of historical trends, current conditions, expected future developments and other factors management believes are appropriate under the circumstances.  However, these forward-looking statements are         not guarantees of future performance or financial or operating results. In addition to the risks and uncertainties discussed in this release, the Company faces risks and uncertainties that include, but are not limited to, the following: (i) demand for solar energy in general and solar modules in particular; (ii) the timing and effects of the implementation of recently announced government incentive plans for renewable energy, primarily in China and the United States.; (iii) the continual operation of the Company’s Malaysian plant which commenced shipments in August 2009; (iv) the need to utilize its existing $20 million revolving credit facility, and the ability to further access the credit markets on acceptable terms; (v) maintaining sufficient liquidity in order to fund future profitable growth and long term vitality; (vi) the continuing effects of the ongoing recession on sales in Europe for the remainder of 2009; (vii) pricing pressures and other changes in competitive markets; (viii) the impact the current negative credit markets may have on the Company or its customers or suppliers; (viii) loss of professional accreditations and memberships; (ix) the extent to which the Company may be required to write-off accounts receivable or inventory; (x) potential supply chain disruptions, including those resulting from bankruptcy filings by customers or vendors; (xi) any potential inflation of commodity costs, including paper and resin used in the Company’s encapsulants, and the Company’s ability to successfully manage any increases in these commodity costs; (xii) the impact of changes in foreign currency exchange rates on financial results, and the geographic distribution of revenues and earnings; (xiii) the impact of changes in interest rates in relation to the Company’s variable rate debt; (xiv) the impact of events that cause or may cause disruption in the Company inspection, testing, manufacturing, distribution and sales networks such as war, terrorist activities, and political unrest; and (xv) the extent and duration of the current recession in the global economy, including the timing of expected economic recovery in the United States. and abroad; (xvi) outcomes of litigation and regulatory actions; and (xvii) the other risks and uncertainties described under ‘‘Risk Factors’’ and ‘‘Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933 as amended (the Securities Act), with the SEC on November 9, 2009 and in subsequent periodic reports on Forms 10-K and 10-Q.   Should one or more of these risks or uncertainties materialize, or should any of these assumptions prove to be incorrect, actual results may vary in material respects from those projected in these forward-looking statements. The Company undertakes no obligation to publicly update any forward-looking statement contained in this release, whether as a result of new information, future developments or otherwise, except as may be required by law.

Contact:	Barry Morris, Executive Vice President and Chief Financial Officer
(860) 749-8371
barry.morris@strus.com

Joseph Radziewicz, Controller and Principal Accounting Officer
(860) 749-8371
joseph.radziewicz@strus.com

Ina McGuiness, Investor Relations Consultant, ICR Inc.
(310) 954-1100
Ina.McGuinness@icrinc.com

STR Holdings, Inc.

CONDENSED CONSOLIDATED INCOME STATEMENT

All amounts in thousands except shares and per share amounts

	Quarter Ended September 30, 2009	Quarter Ended September 30, 2008	Nine Months Ended September 30, 2009	Nine Months Ended September 30, 2008
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)

Net sales - Solar	$35,362	$48,134	$99,192	$134,007
Net sales - Quality Assurance	31,956	28,333	85,804	79,192
Total net sales	67,318	76,467	184,996	213,199

Cost of sales - Solar	21,837	26,324	62,904	69,407
Cost of sales - Quality Assurance	20,155	18,273	56,259	53,311
Total cost of sales	41,992	44,597	119,163	122,718

Gross profit	25,326	31,870	65,833	90,481

Selling, general and administrative expenses	9,498	11,771	29,760	33,414
Bad debt expense	20	129	1,372	726
Operating Income	15,808	19,970	34,701	56,341

Other income (expense)	(3,966)	(5,846)	(12,020)	(16,457)
Income before income tax expense	11,842	14,124	22,681	39,884
Income tax expense	3,955	5,219	8,551	15,006
Net Income	$7,887	$8,905	$14,130	$24,878

Earnings per share:
Basic	$0.22	$0.25	$0.39	$0.69
Diluted	$0.21	$0.24	$0.38	$0.67

* Non-GAAP earnings per share:
Basic	$0.29	$0.31	$0.58	$0.88
Diluted	$0.28	$0.30	$0.57	$0.85

Weighted average shares outstanding:
Basic	36,665,586	36,175,080	36,490,833	36,051,405
Diluted	37,298,120	37,398,417	37,201,579	37,260,225

* Please refer to the reconciliation of Non-GAAP measures included in this release.

STR Holdings, Inc

CONDENSED CONSOLIDATED BALANCE SHEET

All amounts in thousands except unit amounts

	September 30, 2009	December 31, 2008
	(Unaudited)
ASSETS

CURRENT ASSETS
Cash, cash equivalents and short term investments	$50,340	$27,868
Accounts receivable, trade, net	32,453	36,454
Inventories	10,295	18,771
Other current assets	7,173	7,145
Total current assets	100,261	90,238

Property, plant and equipment, net	67,403	62,516
Intangibles	442,397	450,965
Other noncurrent assets	17,554	17,203
Total assets	$627,615	$620,922

LIABILITIES, CONTINGENTLY REDEEMABLE UNITS AND UNITHOLDERS’ EQUITY

CURRENT LIABILITIES
Current portion of long-term debt	$2,023	$2,015
Interest rate swap	5,110	—
Other current liabilities	37,850	45,055
Total current liabilities	44,983	47,070
Long-term debt, less current portion	253,988	255,506
Interest rate swap liability	—	6,013
Other long-term liabilities	96,886	97,436
Total liabilities	395,857	406,025

CONTINGENTLY REDEEMABLE UNITS	3,776	2,930

UNITHOLDERS’ EQUITY
Unitholders’ equity	227,982	211,967
Total liabilities, contingently redeemable units and unitholders’ equity	$627,615	$620,922

STR Holdings, Inc.

CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS

As of September 30, 2009

All amounts in thousands

	Quarter Ended September 30, 2009	Quarter Ended September 30, 2008	Nine Months Ended September 30, 2009	Nine Months Ended September 30, 2008
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
OPERATING ACTIVITIES
Net income	$7,887	$8,905	$14,130	$24,878
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	3,062	2,203	8,822	6,304
Amortization of intangibles	2,876	2,875	8,628	8,627
Amortization of deferred financing costs	288	285	863	878
Stock-based compensation expense	859	413	1,852	1,346
Unrealized (gain) loss on interest rate swap	(316)	(172)	(903)	115
Earnings in equity investments	(68)	(74)	(227)	(74)
Loss on disposal of property, plant and equipment	—	—	10	—
Provision for bad debt expense	20	129	1,372	726
Provision for deferred taxes	(520)	373	(573)	(521)
Changes in operating assets and liabilities	1,616	(1,728)	2,636	(3,335)
Net cash provided by operating activities	15,704	13,209	36,610	38,944

INVESTING ACTIVITIES	(3,832)	(7,774)	(14,443)	(22,733)

FINANCING ACTIVITIES	(1,167)	(2,753)	(2,403)	(3,754)

Effect of exchange rate changes on cash	1,170	(1,934)	1,708	(774)

Net increase in cash and cash equivalents	11,875	748	21,472	11,683
Cash and cash equivalents, Beginning of period	37,465	32,115	27,868	21,180
Cash and cash equivalents, End of period	$49,340	$32,863	$49,340	$32,863

* Free cash flow	$12,872	$5,435	$23,167	$16,211

* Please refer to the reconciliation of Non-GAAP measures included in this release.

STR Holdings, Inc.

RECONCILIATION OF NON-GAAP MEASURES

As of September 30, 2009

All amounts in thousands except shares and per share amounts

	Three Months Ended September 30, 2009	Three Months Ended September 30, 2008	Nine Months Ended September 30, 2009	Nine Months Ended September 30, 2008
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Non-GAAP Earnings Per Share
Net Income	$7,887	$8,905	$14,130	$24,878
Add:
Amortization of deferred financing costs	288	285	863	878
Stock-based compensation expense	859	413	1,852	1,346
Intangible asset amortization expense	2,876	2,875	8,628	8,627
Tax effect of Non-GAAP adjustments	(1,344)	(1,320)	(4,435)	(4,074)
Non-GAAP net income	$10,566	$11,158	$21,038	$31,655

Non-GAAP earnings per share:
Basic	$0.29	$0.31	$0.58	$0.88
Diluted	$0.28	$0.30	$0.57	$0.85

Weighted average shares outstanding:
Basic	36,665,586	36,175,080	36,490,833	36,051,405
Diluted	37,298,120	37,398,417	37,201,579	37,260,225

	Three Month Ended September 30, 2009	Three Month Ended September 30, 2008	Nine Months Ended September 30, 2009	Nine Months Ended September 30, 2008
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Free Cash Flow
Cash flow from operations	$15,704	$13,209	$36,610	$38,944
Less:
Capital expenditures	(2,832)	(7,774)	(13,443)	(22,733)

Free cash flow	$12,872	$5,435	$23,167	$16,211

Non-GAAP Financial Measures

To supplement the Company’s condensed consolidated financial statements, which statements are prepared and presented in accordance with accounting principles generally accepted in the United States of America (GAAP), the Company uses two non-GAAP financial measures called non-GAAP EPS and free cash flow. The Company defines non-GAAP EPS as net income not including the impact of amortization of deferred financing costs, stock-based compensation and intangible asset amortization expense divided by the weighted average shares outstanding. Free cash flow is defined as cash flow from operations less capital expenditures. The Company uses these non-GAAP financial measures for financial and operational decision making and as a means to evaluate period-to-period comparisons. Our presentations of these measures, however, may not be comparable to similarly titled measures used by other companies.

Management believes that non-GAAP EPS provides meaningful supplemental information regarding the Company’s performance by excluding certain expenses that may not be indicative of the core business operating results and may help in comparing current-period results with those of prior periods as well as with its peers.

The Company believes free cash flow is an important measure of its overall liquidity and its ability to fund future growth and provide a return to shareowners. Free cash flow does not reflect, among other things, mandatory debt service, other borrowing activity, discretionary dividends on the Company’s common stock and acquisitions.

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